Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of

5.35% Initial Subordinated Notes due May 1, 2014

(including those in book-entry form)

of

HIBERNIA CORPORATION

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, and the related Letter of Transmittal (the “Letter of Transmittal”) must be used to accept the Exchange Offer (as defined below) of Hibernia Corporation, a Louisiana corporation (the “Company”), made pursuant to the Prospectus, dated June     , 2004 (as it may be amended or supplemented from time to time, the “Prospectus”), if (1) certificates for the Company’s outstanding 5.35% initial subordinated notes due May 1, 2014 (the “Initial Subordinated Notes”) are not immediately available, (2) the Letter of Transmittal and all documents required by the Letter of Transmittal cannot be delivered to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below) or (3) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This form must be delivered by mail, facsimile or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Initial Subordinated Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal, any other required documents and tendered Initial Subordinated Notes in proper form for transfer (or confirmation of a book-entry transfer of such Initial Subordinated Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) must be received by the Exchange Agent within three New York Stock Exchange trading days after the execution of this Notice of Guaranteed Delivery. Capitalized terms not otherwise defined in this Notice of Guaranteed Delivery are defined in the Prospectus.

The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2004, unless extended (the “Expiration Date”).

The Exchange Agent for the Exchange Offer is:

The Bank of New York Trust Company, N.A.

Delivery Instructions:

By Registered or Certified Mail, Hand Delivery or Overnight Courier:	By Facsimile:
The Bank of New York Trust Company, N.A. 101 Barclay Street, 7th Floor New York, New York 10286 Attention: Corporate Trust Operations	The Bank of New York Trust Company, N.A. (212) 298-1915 Attention: Reorganization Department

For additional information or questions relating to the Exchange Offer, contact:

Mr. Clay Cardozo

Telephone: (904) 998-4718

Delivery of this Notice of Guaranteed Delivery to an address other than to the New York address as set forth above, or transmission to a facsimile number other than the one listed above, does not constitute valid delivery to the Exchange Agent.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Initial Subordinated Notes set forth below pursuant to the guaranteed delivery procedure described under the heading “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus and Instruction 1 of the Letter of Transmittal.

Name(s) of Registered Holder(s):
(Please Print or Type)

Principal Amount of Initial Subordinated Notes Tendered:*	Certificate No(s). (if available):
$
$
$

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

If Initial Subordinated Notes will be delivered by book-entry transfer to DTC, provide the DTC account number.

DTC Account Number:

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned. Every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE:

(Must be signed by the holder(s) of Initial Subordinated Notes as their name(s) appear(s) on certificates for Initial Subordinated Notes or on a security position listing the owner of Initial Subordinated Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.)

Signature(s) of Holder(s) or Authorized Signatory:	Date:

Telephone Number (including area code):

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If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s) of Holder(s):

Title/Capacity:

Address(es):

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificate(s) representing the Initial Subordinated Notes being tendered by this Notice of Guaranteed Delivery in proper form for transfer (or a confirmation of book-entry transfer of such Initial Subordinated Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three New York Stock Exchange trading days after the execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)

Address:	Name:
Title:
Telephone Number:	Date:

The institution that completes this form must communicate the guarantee to the Exchange Agent by the Expiration Date and must deliver the certificates representing any Initial Subordinated Notes (or a confirmation of book-entry transfer of such Initial Subordinated Notes into the Exchange Agent’s account at DTC), the Letter of Transmittal and any other required documents to the Exchange Agent within the time period shown in this Notice of Guaranteed Delivery. Failure to do so could result in a financial loss to such institution.

NOTE: Do not send certificates of Initial Subordinated Notes with this form. Certificates for Initial Subordinated Notes should only be sent with your Letter of Transmittal.

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